SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
February 4, 2009
Date of Report (date of earliest event reported)
EVERGREEN SOLAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-31687	04-3242254

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
138 Bartlett Street
Marlboro, Massachusetts 01752
(Address of principal executive offices)
(508) 357-2221
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On February 5, 2009, Evergreen Solar, Inc. (the “Registrant”) issued a press release announcing its financial results for its fourth quarter and fiscal year ended December 31, 2008. The full text of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference
Pursuant to General Instruction B.2 of Form 8-K, the information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, but is instead furnished pursuant to that instruction
Item 5.03. Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.
     On February 4, 2009, the Board of Directors of the Registrant approved an amendment to Article I, Section 1.10 of the Registrant’s Second Amended and Restated By-laws, which amendment became effective immediately. The amendment, among other things, (i) eliminates the notice as a means to properly bring business before an annual meeting of stockholders, (ii) further clarifies that the advance notice by-law provisions apply to all stockholder proposals and nominations and (iii) requires stockholders who provide advance notice of proposals or nominations to disclose additional information as part of such notice, including information as to whether the stockholder has entered into any hedging, derivative or other transactions with respect to the Registrant’s securities. The full text of the amendment is attached hereto as Exhibit 3.1.
     The description of the changes to the Second Amended and Restated By-laws are qualified in their entirety by reference to the copy of the amendment filed as Exhibit 3.1 to this Form 8-K, which is incorporated by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

3.1	Amendment No. 1 to the Second Amended and Restated By-laws of Evergreen Solar, Inc.

99.1	Press Release dated February 5, 2009, by Evergreen Solar, Inc., announcing financial results for the fourth quarter and fiscal year ended December 31, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERGREEN SOLAR, INC.
By:	/s/ Michael El-Hillow
Michael El-Hillow
Chief Financial Officer and Secretary
Dated: February 5, 2009